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                                                                    EXHIBIT (99)
          FORM OF PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF UFC

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                          UNITED FINANCIAL CORPORATION
R E V O C A B L E
                            OF SOUTH CAROLINA, INC.
P R O X Y
                        SPECIAL MEETING OF STOCKHOLDERS
                                          , 1995

    The undersigned hereby appoints the official proxy committee of the Board of Directors of United Financial Corporation of South Carolina, Inc. ("UFC") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of UFC, which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting"), to be held at The Inn on the Square, 104 Court St., Greenwood, South Carolina, on
               , September , 1995, at :00 .m., local time, and at any and all adjournments thereof, as follows:


   To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of February 21, 1995, among UFC, United Savings Bank, FSB ("United"), Home Federal Savings Bank of South Carolina ("Home Federal" and, together with United, the "Banks"), First Union Corporation ("FUNC"), First Union Corporation of South Carolina ("FUNC-SC") and First Union National Bank of South Carolina ("FUNB-SC"), pursuant to which (i) UFC would merge with and into FUNC-SC (the "Corporate Merger") and the Banks would merge with and into FUNB-SC, and (ii) each outstanding share of UFC common stock (excluding any dissenting shares or certain shares held by UFC or FUNC) would be converted into the right to receive a number of shares of FUNC common stock equal to
   (a) 0.458 shares if the average closing price of FUNC common stock on the New York Stock Exchange Composite Transactions Tape for the ten trading days immediately prior to the effective date of the Corporate Merger is greater than $42.75 and less than $46.75, (b) the result obtained by dividing $19.58 by such price if such price is $42.75 or less, or (c) the result obtained by dividing $21.41 by such price if such price is $46.75 or greater (the "Exchange Ratio"), all on and subject to the terms and conditions contained therein.

                                      FOR [ ]      AGAINST [ ]      ABSTAIN [ ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE OFFICIAL PROXY COMMITTEE IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of UFC at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
    The undersigned acknowledges receipt from UFC prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and a Prospectus/Proxy Statement for the Special Meeting.
Dated:                     , 1995
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on the enclosed card. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.